FOR IMMEDIATE RELEASE

LIGHTBRIDGE PROVIDES BUSINESS UPDATE

Remains on track for commercial deployment of metallic nuclear fuel

Reports positive steps to maintain listing on Nasdaq Capital Market

RESTON, VA. – July 12, 2016 – Lightbridge Corporation (NASDAQ: LTBR), a U.S. nuclear energy company, today provided a general business update, including recent commercial developments and steps the Company has taken to maintain its listing on the Nasdaq Capital Market.

Seth Grae, President & Chief Executive Officer of Lightbridge Corporation, commented, “We continue to advance our discussion with key industry partners for fuel fabrication and manufacturing. We are also pleased with strong support we have received from the industry, including from four of the leading U.S. nuclear operators, which continue to advise Lightbridge on our nuclear fuel program. Importantly, we remain on track with our plans for commercial deployment of our metallic fuel into the market, and still believe we will have a long-term commercial fuel manufacturing arrangement in place before 2017, which is well ahead of schedule.”

“In addition to our nuclear fuel program, we are pleased to report increased interest in our consulting services to foreign governments. We recently announced a historic agreement for both the U.S. and Vietnam, whereby we will be working with the Vietnam Agency for Radiation and Nuclear Safety (VARANS) on Vietnam's nuclear energy program. I am pleased to report we are in discussions with similar groups in other international markets.”

Mr. Grae continued, “As we advance our commercial efforts, Lightbridge has taken every step to regain compliance with the Nasdaq listing requirements. In order to meet the continued listing requirements, we needed to increase our stockholders’ equity following our voluntary restatement in late 2015, which resulted in our outstanding warrants being treated as a derivative liability instead of a component of stockholders’ equity on our balance sheets. In light of this, we identified capital sources that would enable us to boost our balance sheet while continuing to execute on our business plan without excessive dilution to our existing stockholders. The recently announced preferred stock sale for $2.8 million at a premium to the market price at the time, was further validation of our business model. This investment, together with our recently announced reverse stock split, is expected to cure the existing deficiencies, and the binding agreements we have in place to raise capital should provide us with the means to satisfy the listing requirements going forward. Through the support of these investors, along with our strategic partners, we are well positioned to bring our fuel to market, which we believe will ultimately generate hundreds of millions of dollars in annual royalty revenues to Lightbridge and our stockholders and make a meaningful contribution to preventing catastrophic climate change.”

The Company reported preliminary anticipated financial results for the second quarter of 2016. Lightbridge anticipates a net loss of approximately $1.3 million on revenue of approximately $0.1 million for the second quarter of 2016, compared to a net loss of $0.3 million on revenue of $0.2 million for the first quarter of 2016.

Stockholders’ equity is expected to increase by approximately $1.4 million in the second quarter, from a deficit of approximately $(0.3) million to positive stockholders’ equity of $1.1 million. This increase in stockholders’ equity resulted primarily from the total sale of approximately $1.6 million of common stock to Aspire Capital Fund, LLC (“Aspire Capital”) and the reclassification of warrants issued by Lightbridge in 2014 to a component of stockholders’ equity on Lightbridge’s balance sheets of approximately $0.6 million. The increase in stockholders’ equity in the second quarter continued a trend that began in the first quarter of 2016, when stockholders’ equity increased by approximately $1.2 million, from a deficit of $(1.5) million to a deficit of $(0.3) million, which increase was primarily attributable to the sale of $1.4 million of common stock to Aspire Capital in the first quarter under the common stock purchase agreement between the Company and Aspire Capital. Lightbridge anticipates that stockholders’ equity will continue to increase for the remainder of 2016 as a result of sales of common stock to Aspire Capital, the closing of a $2.8 million preferred stock sale announced on June 29, 2016, and the reclassification of additional series of warrants to stockholders’ equity.

After giving effect to the $2.8 million preferred stock sale, the Company would have had stockholders’ equity of approximately $3.9 million as of June 30, 2016. The closing of the preferred stock sale is conditioned upon the continued listing of the Company’s common stock on the Nasdaq Capital Market following the hearing currently scheduled for July 21, 2016, which hearing will address the Company’s non-compliance with Nasdaq listing rules requiring the Company to maintain stockholders’ equity of at least $2.5 million and maintain a closing bid price of at least $1.00 per share. On July 5, 2016, Lightbridge announced a one-for-five reverse stock split of its common stock that will become effective on July 20, 2016, which management expects will result in the Company regaining compliance with the closing bid price requirement on or about August 3, 2016.

All financial results described in this press release should be considered preliminary and remain subject to the Company’s usual closing procedures. The financial results are unaudited and have not been reviewed by the Company’s independent auditors. While the financial results represent the Company’s good faith estimates for the items presented herein, such financial results as subsequently reviewed by the Company’s independent auditors and filed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 may ultimately be materially different (either more or less favorable) than those presented in this press release, including the anticipated equity treatment of the preferred stock. Readers should keep in mind that the anticipated results and other matters disclosed above have not been reviewed or audited, are not final and are subject to adjustment prior to the filing of the Company’s Form 10-Q. The Company’s financial statements have historically been subject to numerous adjustments and changes between such time as they are preliminarily prepared (which preliminary information is provided in this press release for the quarter ended June 30, 2016) and the date the review of such financial statements is finalized by the Company’s independent auditors and there is no reason to believe that the preliminary information provided herein will not similarly be subject to significant revisions or adjustments prior to the reviewed financials for such period being approved and released by the Company’s independent auditors. Readers are encouraged to read and review the Company’s Annual Report Form 10-K for the year ended December 31, 2015 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 (including, but not limited to the sections entitled “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Financial Statements and Supplementary Data” included therein), as well as the Company’s upcoming Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, once filed, for more information on the Company, risks affecting the Company, its results of operations and financial condition. Full second quarter financial results are expected to be released on or about August 11, 2016.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Lightbridge Corporation
Lightbridge is a nuclear fuel development company based in Reston, Virginia, USA. The Company develops proprietary next generation nuclear fuel technologies for current and future nuclear reactor systems. Lightbridge's breakthrough fuel technology is establishing new global standards for safe and clean nuclear power and leading the way to a sustainable energy future. The Company also provides comprehensive advisory services for established and emerging nuclear programs based on a philosophy of transparency, non-proliferation, safety and operational excellence. Lightbridge consultants provide integrated strategic advice and expertise across a range of disciplines including regulatory affairs, nuclear reactor procurement and deployment, reactor and fuel technology and international relations. The Company leverages those broad and integrated capabilities by offering its services to commercial entities and governments with a need to establish or expand nuclear industry capabilities and infrastructure.

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Forward Looking Statements
With the exception of historical matters, the matters discussed in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's financial results for the quarter ended June 30, 2016, the Company’s projected stockholders’ equity, the Company regaining compliance with the Nasdaq listing requirements and the continued listing of the Company’s common stock on the Nasdaq Capital Market, the closing of the $2.8 million preferred stock sale and the classification of the preferred stock as equity, the Company’s anticipated financial resources and position, the Company’s product and service offerings and the expected market and revenues for the Company’s product and service offerings. These statements are based on current expectations on the date of this news release and involve a number of risks and uncertainties that may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, the degree of market adoption of the Company's product and service offerings; market competition; dependence on strategic partners; demand for fuel for nuclear reactors; and the Company's ability to manage its business effectively in a rapidly evolving market, as well as other factors described in Lightbridge's filings with the Securities and Exchange Commission. Lightbridge does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Investor Relations Contact:
David Waldman/Natalya Rudman
Crescendo Communications, LLC
Tel. + 1 855-379-9900
Ltbr@crescendo-ir.com